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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Moyco Technologies, Inc. and Subsidiaries
Montgomeryville, PA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Forms S-3 and S-8, respectively, (SEC File No. 333-30914 and 33- 5574) of our report dated October 13, 2000 except for Note 2 which is as of January 10, 2001, relating to the consolidated financial statements of Moyco Technologies, Inc. and Subsidiaries for the year ended June 30, 2000 appearing in the Current Report on Form 8-K dated March 20, 2001.





                                                         BDO Seidman, LLP

Philadelphia, PA
March 20, 2001